EXHIBIT 10.30

ADDENDUM INCORPORATING

EGTRRA COMPLIANCE AMENDMENT

TO

CARROLS CORPORATION RETIREMENT SAVINGS PLAN (the “Plan”)

This Amendment to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

References to provisions by Plan Section or Article numbers in this Amendment are to the provisions associated with these Section or Article numbers in the approved volume submitter specimen plan from which the Plan is generated.  If the Section or Article numbers have been changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section or Article numbers in the approved volume submitter specimen plan.

AMENDMENT SECTION 1: PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

XX	Select this Amendment Section 1 if the Plan provides for loans. (Do not select if the Plan does not provide for loans.)

Effective for plan loans made after December 31, 2001, the provisions of Section 12.1 prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

AMENDMENT SECTION 2: LIMITATIONS ON CONTRIBUTIONS

XX	All Plans must select this Amendment Section 2.

Effective for “limitation years” beginning after December 31, 2001, the first sentence of the Section in Article VII entitled “Code Section 415 Limitations on Crediting of Contributions and Forfeitures” is amended to provide as follows:

Except to the extent permitted under Amendment Section 11 and Code Section 414(v), if applicable, the “annual addition” that may be contributed or allocated to a Participant’s Account under the Plan for any “limitation year” shall not exceed the lesser of:

	(a)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)

100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the “limitation year”. The compensation limit referred to in this paragraph (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an “annual addition”.

AMENDMENT SECTION 3: INCREASE IN COMPENSATION LIMIT

XX

Select this Amendment Section 3 to increase the Compensation limit applicable under Code Section 401(a)(17) to the new $200,000 limit. (If you do not wish to increase to the new Compensation limit, do not select this Amendment Section 3.)

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

AMENDMENT SECTION 4: MODIFICATION OF TOP-HEAVY RULES

XX	Select this Amendment Section 4 if the Plan covers non-collectively bargained employees. (If the Plan covers collectively bargained employees only, do not select this Amendment Section 4.)

This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends Article XXII of the Plan

A.	The definition of “key employee in Section 22.1 is amended to provide as follows:

A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer or a Related Company, or a 1-percent owner of an Employer or a Related Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a “key employee” will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

B.

The definition of “top heavy plan” in Section 22.1 is modified for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of a “determination date” as follows:

The present values of accrued benefits and the amounts of account balances of an Employee as of the “determination date” shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the “determination date”. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”. The accrued benefits and accounts of any individual who has not performed services for an Employer or any Related Company during the one-year period ending on the “determination date” shall not be taken into account.

C.	The Section in Article XXII entitled “Minimum Employer Contributions” is modified in the following respect:

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

AMENDMENT SECTION 5: VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

XX

Select this Amendment Section 5 and complete the selections below if the Plan provides for Matching Contributions that do not vest at least as rapidly as under the 3-year cliff or 2-6 year graded vesting schedules as required by EGTRRA Section 633.

Effective for Plan Years beginning after December 31, 2001, the Section in Article VI entitled “Vesting of Employer Contributions” is amended to provide as follows:

	A.	A Participant’s Matching Contributions Sub-Account shall vest in accordance with the following schedule:

		[ ]	A Participant’s vested interest in his Matching Contributions Sub-Account shall be 100 percent (full and immediate vesting).

or

[ ]

A Participant’s vested interest in his Matching Contributions Sub-Account shall be zero percent until he has completed three years of Vesting Service and shall then be 100 percent (3-year cliff vesting).

or

		XX	A Participant’s vested interest in his Matching Contributions Sub-Account shall be determined in accordance with the 2-6 year graded schedule as follows:

Years of Vesting Service	Vested Interest

Less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5, but less than 6	80%
6 or more	100%

or

XX

A Participant’s vested interest in his Matching Contributions Sub-Account shall be determined in accordance with the alternative vesting schedule below (must be at least as favorable at every level as the 2-6 year graded schedule):

Years of Vesting Service	Vested Interest

Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%

B.	The vesting schedule selected in Section 5A above applies:

	XX	to all Matching Contributions under the Plan, including contributions for Plan Years beginning before January 1, 2002

or

	[ ]	only to Matching Contributions for Plan Years beginning after December 31, 2001.

	C	The vesting schedule selected in Section 5A above applies:

		[ ]	to all Participants with Matching Contributions Sub-Accounts under the Plan that have not been forfeited prior to the first day of the Plan Year beginning on or after January 1, 2002

or

		XX	only to Participants who have an Hour of Service on or after the first day of the Plan Year beginning on or after January 1, 2002.

AMENDMENT SECTION 6: DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

XX	All Plans must select this Amendment Section 6.

Effective with respect to distribution made after December 31, 2001, the Section in Article XVI entitled “Direct Rollovers” is amended in the following respects:

	A.	The definition of “eligible retirement plan” in paragraph (a) is modified by the addition of a new sentence at the end thereof to provide as follows:

An “eligible retirement plan” shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

B.

If the Plan provides for hardship withdrawals, the definition of “eligible rollover distribution” in paragraph (b) is modified to exclude ALL hardship distributions. Any amount that is distributed on account of hardship shall not be an “eligible rollover distribution” and the distributee may not elect to have any portion of such a distribution paid directly to an “eligible retirement plan”.

C.

If the Plan includes assets attributable to After-Tax Contributions, the definition of “eligible rollover distribution” in paragraph (b) is modified to eliminate the exclusion of After-Tax Contributions. A portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

AMENDMENT SECTION 7: ROLLOVERS FROM OTHER PLANS

XX	Select this Amendment Section 7 and complete the selections below only if the Plan accepts Rollover Contributions.

Effective with respect to distributions made after December 31, 2001, the Section of Article V entitled “Rollover Contributions” is amended to provide the following:

A.

The Plan will accept as a Rollover Contribution a direct rollover (the rollover is made directly from the other qualified plan or annuity contract) of an “eligible rollover distribution” from (select all that apply):

		[ ]	a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions.

		XX	a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions. (do not select if the preceding selection is marked.)

Effective date: July 1, 2002 (cannot be earlier than January 1, 2002)

		XX	an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

Effective date: July 1, 2002 (cannot be earlier than January 1, 2002)

		XX	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Effective date: July 1, 2002 (cannot be earlier than January 1, 2002)

		[ ]	none of the above.

B.

The Plan will accept as a Rollover Contribution a participant rollover (the rollover amount is first distributed to the participant who then rolls it over into the Plan) of an “eligible rollover distribution” from (select all that apply):

	XX	a qualified plan described in Code Section 401(a) or 403(a).

	XX	an annuity contract described in Code Section 403(b).

Effective date: July 1, 2002 (cannot be earlier than January 1, 2002)

	XX	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Effective date: July 1, 2002 (cannot be earlier than January 1, 2002)

	[ ]	none of the above.

C.	Select one of the following:

XX

The Plan will accept as a Rollover Contribution a direct or participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

or

[ ]

The Plan will not accept as a Rollover Contribution a direct or participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

AMENDMENT SECTION 8: ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Plan does not elect this.

[ ] This Amendment Section 8 may be selected if the Plan provides for involuntary cash-outs, unless the Plan is subject to the Qualified Joint and Survivor Annuity requirements of Code Section 401(a)(11) and 417 (i.e., the normal form of payment is an annuity). If this Amendment Section 8 is selected complete the fill-ins below.  Note that this Amendment will result in the involuntary distribution of a separated Participant’s Account over $5,000 if the portion of the Account that is not attributable to Rollover Contributions is $5,000 or less.

For purposes of the Section in Article XV entitled “Cash Outs and Participant Consent”, the value of a Participant’s vested interest in his Account shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s vested interest in his Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire vested interest in his Account.

Rollover Contributions shall be excluded in determining the value of a Participant’s vested interest in his Account:

with respect to distributions made after _________________________. (enter a date that may not be earlier than December 31, 2001)

with respect to Participants who separate from service after __________________________. (enter a date that may be earlier or later than December 31, 2001)

AMENDMENT SECTION 9: REPEAL OF MULTIPLE USE TEST

XX If applicable, the Section of Article VII entitled “Multiple Use Limitation” shall not apply for Plan Years beginning after December 31, 2001.

AMENDMENT SECTION 10. MODIFICATION OF TOP-HEAVY RULES FOR SAFE HARBOR PLANS

[ ]

Select this Amendment Section 10 if the Plan consists solely of a cash or deferred arrangement which is intended to meet the safe harbor requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the safe harbor requirements of Code Section 401(m)(11) are intended to be met.

The top-heavy requirements of Code Section 416 and Article XXII of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met.

AMENDMENT SECTION 11: CATCH-UP CONTRIBUTIONS

[ ]	Select this Amendment Section 11 and complete the fill-in below only if the Plan provides for Tax-Deferred Contributions.

All Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” in accordance with, and subject to the limitations of, Code Section 414(v). Such “catch-up contributions” shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such “catch-up contributions”.

Effective date: ___________________________ (not earlier than January 1, 2002)

AMENDMENT SECTION 12: SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

XX

Selection of this Amendment Section 12 is optional for 401(k) plans, other than plans described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules), that use the safe harbor (deemed) standards for hardship withdrawals of Tax-Deferred Contributions set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv). This Amendment Section 12 is required for a plan described in Code Section 401(k)(12) or 401(m)(11) (i.e., plans that provide for safe harbor contributions to satisfy the discrimination testing rules) and that provide for hardship withdrawals. Also see Notice 2001-56 for guidance regarding the effective date of the change made by EGTRRA Section 636(a).

If you select this Amendment Section 12 the automatic suspension of elective deferrals following a hardship withdrawal will be reduced from 12 months to 6 months. Complete the selections below.

A Participant who makes a hardship withdrawal of Tax-Deferred Contributions after December 31, 2001, shall be prohibited from making “elective deferrals” and “employee contributions”, as defined in Section 7.1, under the Plan and all other plans maintained by an Employer or a Related Company for six months after receipt of the withdrawal. A Participant who makes a hardship withdrawal of Tax-Deferred Contributions in calendar year 2001 shall be prohibited from making “elective deferrals” and “employee contributions”, as defined in Section 7.1, under the Plan and all other plans maintained by an Employer or a Related Company for the period specified below.

Suspension Period for Hardship Withdrawals Made in Calendar Year 2001:

[ ]

A Participant who receives a hardship withdrawal of Tax-Deferred Contributions in calendar year 2001 shall be prohibited from making “elective deferrals” and “employee contributions” under the Plan and all other plans maintained by an Employer or a Related Company for six months after receipt of the distribution or until January 1, 2002, if later.

or

XX

A Participant who receives a hardship withdrawal of Tax-Deferred Contributions in calendar year 2001 shall be prohibited from making “elective deferrals” and “employee contributions” under the Plan and all other plans maintained by an Employer or a Related Company for the period specified in the provisions of the Plan relating to suspension of Tax-Deferred Contributions upon a hardship withdrawal that were in effect prior to this amendment.

AMENDMENT SECTION 13: DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

XX

This Amendment Section 13 should be selected and the selections and fill-ins below completed if your Plan provides for tax-deferred contributions and you want deferrals and related costs to be distributable in the event you sell off assets and want employees who continue employment with the buyer to be paid out of the Plan.

A Participant’s Tax-Deferred Contributions Sub-Account, Qualified Nonelective Contributions Sub-Account, and Qualified Matching Contributions Sub-Account shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

The preceding provisions shall apply for distributions made after:

January 1, 2002 (enter a date no earlier than December 31, 2001), and shall apply (choose one):

[ ]	regardless of when the severance from employment occurred.

or

[ ]	for severances from employment occurring after ______________. (enter date)

* * *

EXECUTED AT Carrols Corporation, Syracuse, NY, this 12th day of September, 2002.

	By:	/s/ GERALD DIGENOVA

	Title:	Vice President, Human Resources